UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2004

Liberty Media International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-50671 (Commission File Number)	20-0893138 (IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, CO 80112
(Address of Principal Executive Office)

(720) 875-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results Of Operations and Financial Condition
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE
Press Release

Item 2.02. Results Of Operations and Financial Condition

     On November 12, 2004, Liberty Media International, Inc. (“LMI”) issued a press release (the “Press Release”) setting forth information, including financial information regarding certain of its privately held assets, which supplements the financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in LMI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, which was filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2004. The information included in the Press Release is not meant to serve as a release of financial results of LMI. The Press Release also includes certain guidance for 2004.

     This Form 8-K and the Press Release attached hereto as an Exhibit 99.1, insofar as they disclose historical information regarding LMI’s results of operations or financial condition for the quarterly period ended September 30, 2004, are being furnished to the SEC under Item 2.02 of Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (d) Election of Director

          (1) On November 9, 2004, the board of directors of LMI, upon the recommendation of the nominating and corporate governance committee of the board of directors of LMI, voted to elect J.C. Sparkman as a new director of LMI. Mr. Sparkman will serve as a Class III director, and his term will expire at the 2007 Annual Meeting of Shareholders of LMI.

          (2) Mr. Sparkman was not selected to be a director of LMI pursuant to any arrangement or understanding between Mr. Sparkman and any other person.

          (3) The board of directors of LMI has not yet determined whether to name Mr. Sparkman to any of its committees.

          (4) At the date of this report, there are no transactions between Mr. Sparkman and LMI or any subsidiary of LMI requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY MEDIA INTERNATIONAL, INC.
By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: November 12, 2004

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